Exhibit 99.2
Magnum Hunter Announces
Final Funding of $100 Million In
Series C Perpetual Preferred Stock

 FOR IMMEDIATE RELEASE - Houston, TX – (Market Wire) – January 12, 2011 – Magnum Hunter Resources Corporation (NYSE: “MHR” and NYSE Amex: “MHR-PrC”) announced today that the Company’s Series C Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”) is now fully funded at the authorized limit of $100 million as of the close of business yesterday. This represents 4,000,000 outstanding shares based on the Series C Preferred Stock’s $25.00 per share liquidation preference. The Series C Preferred Stock has no conversion features and pays an annual dividend of 10.25% (based on the liquidation preference), which is payable monthly. The Series C Preferred Stock is currently listed on the NYSE Amex and trades under the ticker symbol “MHR-PrC”.

 As of today, Magnum Hunter’s liquidity position is approximately $58.7 million, which is a combination of cash on hand and unused borrowing capacity under the Company’s existing senior bank credit facility.

About Magnum Hunter Resources Corporation

 Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States. The Company is presently active in three of the “big five” emerging shale plays in the United States.

 For more information, please view our website at http://www.magnumhunterresources.com/

Forward-Looking Statements
This press release contains statements concerning Magnum Hunter Resources Corporation's expectations, beliefs, plans, intentions, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements and others contained in this presentation that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words "anticipate", "believe" ,"continue", "could", "estimate", "expect", "forecast", "goal", "intend", "may", "objective", "plan", "potential", "predict", "projection", "should", "will", or other similar words. Such forward-looking statements relate to, among other things: (1) the Company's proposed exploration and drilling operations on its various properties, (2) the expected production and revenue from its various properties, (3) the Company's proposed redirection as an operator of certain properties and (4) estimates regarding the reserve potential of its various properties. These statements are qualified by important factors that could cause the Company's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company's ability to finance the continued exploration, drilling and operation of its various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its various properties, (3) the general risks associated with oil and gas exploration, development and operations, including those risks and factors described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the period ended December 31, 2009 filed on March 31, 2010, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and, filed on May 17, 2010, August 12,2010 and November 12, 2010, respectively. Magnum Hunter Resources Corporation cautions readers not to place undue reliance on any forward-looking statements. Magnum Hunter Resources Corporation does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Magnum Hunter Contact:	M. Bradley Davis Senior Vice President of Capital Markets bdavis@magnumhunterresources.com (832) 203-4545